                                 April 30, 1998



Mr. Lawrence J. Ruisi
121 Whippoorwill Road
Armonk, NY  10504

Dear Mr. Ruisi:

     Reference is made to the Employment Agreement dated as of July 1, 1991, between you and Sony Retail Entertainment (the "Company"), a division of Sony Corporation of America ("SCA"), as amended by the Letter Agreement dated as of July 1, 1994 and as further amended by the Letter Agreement dated October 4, 1996 (as amended, the "Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement. Pursuant to the Agreement, your areas of responsibility include supervision of the world wide movie theater exhibition business of SCA and its subsidiaries. It is contemplated that LTM Holdings Inc. ("LTMH"), a subsidiary of SCA, will consummate a combination with Cineplex Odeon Corporation (the "Combination") in or about May, 1998. You and the Company desire to terminate the Agreement effective as of the effective date of and contingent on consummation of the Combination and you and LTMH have agreed to enter into a new Employment Agreement (the "New Employment Agreement") contingent upon and effective as of the effective date of the Combination. Accordingly, the parties hereby agree as follows:

     Contingent upon and effective as of the effective date of the Combination and the commencement of the Employment Period under the New Employment Agreement, the Agreement shall terminate and no party to the Agreement shall have any rights or obligations thereunder.

     The parties acknowledge that you are entitled to (a) $500,000 in respect of the Fiscal 1998 Bonus Plan, (b) $996,100 in respect of the Fiscal 1998 LTEC/LTIP Plan, and (c) $800,833 in satisfaction of all other obligations of the Company under the Agreement. The amounts referred to in clause (a) and (b) (i.e., an aggregate of $1,496,100) will be paid by the Company to you within the earlier of (a) (30) days after the effective date of the Combination, or (b) such earlier date as such amounts would have otherwise been payable to you under the relevant plans. The amount referred to in clause (c) (i.e., $800,833) will be paid within 30 days after the effective date of the Combination. All such amounts will be paid by wire transfer to an account designated by you. The payments provided for in this Paragraph 2 are in full and complete satisfaction of all obligations of the Company under the Agreement, including, without limitation, in respect of any salary, bonus, LTEC, LTIP, or other long term incentive compensation program payments. Notwithstanding the foregoing, nothing contained herein shall in any way affect any vested rights that you have as of the effective date of the Combination pursuant to any of the Company's or its Affiliates' Employee Benefit Plans (other than those relating to bonuses or long-term incentive compensation) and nothing contained herein shall affect any vacation that you may have accrued and/or carried forward in accordance with the Company's policies.

     All payments made to you hereunder shall be subject to all applicable laws, statutes, governmental regulations or orders, the terms of all applicable Employee Benefit Plans and the terms of all agreements between or binding upon the Company and you requiring the deduction or withholding of any amounts from such payments, and the Company shall have the right to make such deductions and withholdings in accordance with the Company's interpretation thereof and the Company's sole judgement.

     Paragraphs 11, 12 and 13 of Exhibit A to the Agreement are incorporated herein by this reference and shall apply to this Letter Agreement, mutatis
                                                                   -------
mutandis, as if set forth in full herein.
--------

     Except as otherwise provided herein, the Agreement remains unchanged.

          Please acknowledge your agreement to the above, by signing below.


                              Very truly yours,



                              SONY RETAIL ENTERTAINMENT,
                              a division of Sony Corporation
                              of America


                              By:  /s/   Howard Stringer
                                  ---------------------------


AGREED TO AS OF THE DATE

FIRST ABOVE WRITTEN:


 /s/ Lawrence J. Ruisi
--------------------------
Lawrence J. Ruisi

                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT, dated as of April 30, 1998, between LTM Holdings Inc., a Delaware corporation, which maintains offices at 711 Fifth Avenue, New York, NY 10022 (the "Company"), and Lawrence J. Ruisi ("Employee"), residing at 121 Whippoorwill Road, Armonk, NY 10504.

     WHEREAS, Employee is currently employed by Sony Retail Entertainment ("SRE"), a division of Sony Corporation of America and an Affiliate of the Company, pursuant to an Employment Agreement, dated as of July 1, 1991, as amended by a letter agreement, dated as of July 1, 1994, and by a letter agreement, dated as of October 4, 1996 (as amended, the "Current Employment Agreement"); and

     WHEREAS, Employee's areas of responsibility pursuant to the Current Employment Agreement include supervision of the Company's movie theater exhibition business; and

     WHEREAS, it is contemplated that the Company will consummate a combination with Cineplex Odeon Corporation (the "Combination") in or about May, 1998; and

     WHEREAS, Employee and SRE have agreed, pursuant to a separate agreement of even date herewith, to terminate the Current Employment Agreement, contingent upon and effective as of the date of consummation of the Combination; and

     WHEREAS, Employee and the Company desire to enter into this Employment Agreement to be effective as of the date of and contingent upon consummation of the Combination.

     NOW, THEREFORE, the parties hereby agree as follows:

     1.  TERM OF EMPLOYMENT.  The Company hereby employs Employee, and Employee
         ------------------
hereby accepts employment, on the terms and subject to the conditions hereinafter set forth, for a term (the "Employment Period") commencing on the effective date of the Combination and continuing until the fifth anniversary of the effective date of the Combination (the "Expiration Date").

     2.  DUTIES AND PRIVILEGES.  During the Employment Period, Employee shall
         ----------------------
(a) serve as President and Chief Executive Officer of the Company and be responsible to and report to the Board of Directors of the Company and (b) be a member of the Company's Board of Directors and of its principal Canadian subsidiary's Board of Directors, and of any Executive or similar committee of either corporation having the power to act for the Board of Directors generally. During the Employment Period, Employee shall have such authority and perform such duties which are consistent with Employee's title and position as President and Chief Executive Officer of the Company as the Board of Directors may from time to time prescribe;

devote Employee's entire business time, ability and energy exclusively to the performance of Employee's duties hereunder (except that Employee may participate in charitable and industry activities that do not interfere with his duties hereunder); and use Employee's best efforts to advance the interests and businesses of the Company, its divisions and subsidiaries. Employee's principal office shall be located at the Company's offices in the New York metropolitan area.

     3.  COMPENSATION.
         -------------

         (a) The Company shall pay to Employee a salary at the rate of $750,000 per year during the Employment Period. Employee's salary may be subject to such merit increases, if any, as the Company may determine in its sole discretion from time to time, based on an annual review of Employee's performance in accordance with its regular policies and procedures.

         (b) During the Employment Period, Employee shall be eligible to participate in all then-operative employee benefit plans of the Company which are applicable generally to the Company's senior executives ("Employee Benefit Plans"), subject to the respective terms and conditions of such Employee Benefit Plans. Notwithstanding the foregoing, Employee shall be entitled to no less than four weeks paid vacation each year during the Employment Period. Nothing contained in this Agreement shall obligate the Company to adopt or implement any Employee Benefit Plan, or prevent or limit the Company from making any blanket amendments, changes or modifications of the eligibility requirements or any other provisions of, or terminating, any Employee Benefit Plan at any time (whether during or after the Employment Period), and Employee's participation in or entitlement under any such Employee Benefit Plan shall at all times be subject in all respects thereto. To the extent permitted by law and provided for by the applicable Employee Benefit Plan, Employee shall be entitled to prior service credit for his years of service with any group of which the Company (or its predecessor) was a member in respect of any medical or retirement Employee Benefit Plan for which years of service are generally applicable.

         (c) During the Employment Period, Employee shall be eligible to receive an annual bonus ("Annual Bonus"), the amount of which will be targeted at $500,000, plus the amount, if any, added to the Minimum Annual Bonus in respect of the COLA Adjustment, as defined below, it being understood that the Annual Bonus payable to the Employee shall be the sum of (x) the Annual Bonus payable hereunder without regard to said COLA Adjustment, plus (y) any COLA Adjustment. Payment of the Annual Bonus shall be based on performance criteria to be developed by the Company and approved by its Board (and the Board shall also have the right to approve the amount of each Annual Bonus); provided, however, that the amount of the Annual Bonus for each of the Company's full fiscal years during the Employment Period shall in no event be less than $250,000 plus, with respect to the second and subsequent Annual Bonuses paid hereunder, the COLA Adjustment (the "Minimum Annual Bonus"). The Minimum Annual Bonus will be prorated for partial fiscal years during the Employment Period.
As used herein, the "COLA Adjustment" with respect to the second and subsequent Annual Bonuses paid hereunder, shall be the amount obtained by multiplying (x) $750,000 plus, with respect to the third and subsequent Annual Bonuses paid hereunder, the COLA Adjustment component of the prior year's Annual Bonus, by
(y) the percentage by which the Consumer Price Index for the

New York-New Jersey Metropolitan Area, as reported as of April 1 of the applicable year by the Bureau of Labor Statistics of the United States Department of Labor has increased over its level as of the prior April 1 or, if such data is not available, such other similar measure of cost of living increases as the parties shall mutually agree. Employee's Annual Bonus for a fiscal year shall be paid not later than 90 days following the close of such fiscal year. Subject to the Minimum Annual Bonus, the determination of the amount of Employee's Annual Bonus for each fiscal year shall be made by the Company based on the performance criteria to be developed as described in this
Section 3(c), and such determination by the Company shall be final and binding.

         (d) The Company has adopted a stock option plan (together with the applicable option agreement thereunder, the "Option Plan"). Employee has received a grant of 9,000,000 options (the "Initial Options") under the Option Plan. The Initial Options entitle the Employee, subject to the terms of the Option Plan, to purchase shares of Company Common Stock at $1.3125 per share. The Initial Options shall vest as follows: (i) 5,000,000 of the Initial Options have vested on grant and (ii) the balance of the Initial Options shall vest in increments of 1,000,000 options on the first day immediately following the first through fourth anniversaries of the effective date of the Combination.
Employee shall be granted not less than an additional 1,000,000 options (the "Additional Options") on each of the last day immediately preceding the second, third and fourth anniversaries of the effective date of the Combination, pursuant to and subject to the terms of the Option Plan. The Initial Options and Additional Options are hereinafter referred to collectively as the "Options." Subject to the specific provisions of this Section 3(d), the terms and provisions of the Option Plan shall control as to all matters relating to the Options. All references to the number and exercise price of options set forth herein are based on the common stock of the Company as it is contemplated to exist immediately following consummation of the Combination but prior to a 10 for 1 reverse stock split that will be effectuated in connection with the Company's recapitalization following consummation of the Combination, and Employee acknowledges that the number and exercise price of the Initial and Additional Options set forth herein will be subject to adjustment for such reverse stock split.

         (e) To facilitate Employee's performance of Employee's duties hereunder, the Company shall make available to Employee, during the Employment Period, either (at the Company's option) a leased automobile or car allowance in accordance with the Company's automobile policy as from time to time in effect, but in no event less than the amount of his current car allowance, which is based on a car with a delivered retail cost of approximately $85,000. Company shall pay for or provide parking to Employee near Employee's New York office.

         (f) To facilitate Employee's performance of Employee's duties hereunder, the Company shall pay the cost of Employee's membership in a luncheon club in Manhattan, provided that the initiation costs and the amount of the monthly dues are approved by the Board of Directors.

     4.  EXPIRATION OF TERM AND TERMINATION.
         ----------------------------------

         (a) Employee's employment by the Company and this Agreement shall automatically expire and terminate on the Expiration Date unless sooner terminated pursuant to the provisions of this Section 4.

         (b) Employee's employment by the Company and this Agreement shall automatically terminate upon Employee's death.

         (c) The Company shall have the right and option, exercisable by giving written notice to Employee, to terminate Employee's employment by the Company and this Agreement at any time after Employee has been unable to perform the services or duties required of Employee in connection with Employee's employment by the Company as a result of physical or mental disability (or disabilities) which has (or have) continued for a period of twelve (12) consecutive weeks, or for a period of sixteen (16) weeks in the aggregate, during any twelve (12) month period.

         (d) The Company shall have the right and option, exercisable by giving written notice to Employee, to terminate Employee's employment by the Company and this Agreement at any time after the occurrence of any of the following events or contingencies (any such termination being deemed to be a termination "for cause"):

                (i) Employee materially breaches, materially repudiates or otherwise materially fails to comply with or perform any of the terms of this Agreement, any duties of Employee in connection with Employee's employment by the Company or any of the Company's policies or procedures, or deliberately interferes with the material compliance by any other employee of the Company with any of the foregoing and such action (if correctable) is not materially corrected within 30 days after notice from the Company;

                (ii) The conviction by Employee of a felony or the pleading by Employee of no contest (or similar plea) to any felony (other than a crime for which vicarious liability is imposed upon Employee solely by reason of Employee's position with the Company, and not by reason of Employee's conduct);

                (iii) Any act or omission by Employee constituting fraud, gross negligence or willful misconduct in connection with Employee's employment by the Company and, if correctable, is not corrected within 30 days after notice from the Company; or

                (iv) Any other act, omission, event or condition constituting cause for the discharge of an employee under the laws of New York and, if correctable, is not corrected within 30 days after notice from the Company.

         (e) The Company shall have no obligation to renew or extend the Employment Period. Neither (i) the expiration of the Employment Period, (ii) the failure or refusal of the Company to renew or extend the Employment Period, this Agreement, or Employee's employment by the Company upon the Expiration Date nor (iii) the termination of this Agreement by the Company pursuant to any provision of this Section 4 (except Section

4(g)), shall be deemed to constitute a termination of Employee's employment by the Company "without cause" for the purpose of triggering any rights of or causes of action by Employee.

         (f) If this Agreement, the Employment Period or Employee's employment by the Company is terminated or expires pursuant to any provision of this
Section 4 (other than Section 4(g)), or is terminated by Employee by reason other than Employer's material breach of this Agreement, Employee's right to receive salary or other compensation from the Company and all other rights and entitlements of Employee pursuant to this Agreement or as an employee of the Company shall forthwith cease and terminate, and the Company shall have no liability or obligation whatsoever to Employee, except that:

                (i) The Company shall be obligated to pay to Employee (x) not later than the effective date of such termination all unpaid salary, car allowance (if any), parking, vacation and reimbursable expenses which shall have accrued as of the effective date of such termination and (y) as soon as practicable after the effective date of such termination, a pro rata portion of the Minimum Annual Bonus for the Company fiscal year in which such termination occurs through the effective date of such termination;

                (ii) The terms and conditions of applicable Employee Benefit Plans, if any, shall control Employee's entitlement, if any, to receive benefits thereunder; and

                (iii) The terms and conditions of the Option Plan shall control the vesting, expiration and Employee's entitlement, if any, to exercise the Options.

         (g) The Company shall have the unilateral right, at any time, without notice, in the Company's sole and absolute discretion, to terminate Employee's employment by the Company, without cause, and for any reason or for no reason (the Company's "Termination Rights"). If the Company materially reduces the duties or responsibilities of the Employee hereunder, or otherwise materially breaches this Agreement, such action shall be deemed an exercise by the Company of its Termination Rights. The Company's Termination Rights are not limited or restricted by, and shall supersede, any policy of the Company requiring or favoring continued employment of its employees during satisfactory performance, any seniority system or any procedure governing the manner in which the Company's discretion is to be exercised. No exercise by the Company of its Termination Rights shall, under any circumstances, be deemed to constitute (i) a breach by the Company of any term of this Agreement, express or implied (including without limitation a breach of any implied covenant of good faith and fair dealing), (ii) a wrongful discharge of Employee or a wrongful termination of Employee's employment by the Company, (iii) a wrongful deprivation by the Company of Employee's corporate office (or authority, opportunities or other benefits relating thereto) or (iv) the breach by the Company of any other duty or obligation, express or implied, which the Company may owe to Employee pursuant to any principle or provision of law (whether contract or tort); provided, however, that notwithstanding the foregoing, a breach by the Company of its payment obligations pursuant to this Section 4(g) shall be deemed to be a breach of this Agreement. If the Company elects to terminate Employee's employment by the Company or is deemed to exercise its Termination Rights pursuant to this Section 4(g) prior to the Expiration Date, the Company shall have no obligation or liability to Employee pursuant to this Agreement, or otherwise, except to pay to Employee within 30 days of such termination, in addition to the amounts specified in Section 4(f) above, the aggregate amounts equal to (x) the salary and benefits (to the extent quantifiable) payable for the balance of the Employment Period (in each case as if this Agreement had not been terminated) as provided in Sections 3(a) and (b) hereof (excluding car allowance or car leasing benefits), and (y) the Minimum Annual Bonus, payable for the balance of the Employment Period (in each case as if this Agreement had not been terminated). With respect to benefits that are not quantifiable (e.g., health insurance), the Company shall continue to pay such benefits to the Employee for the balance of the Employment Period (in each case as if this Agreement had not been terminated). From and after the date of such termination, notwithstanding anything else contained herein, no Additional Options shall be granted to Employee. The Initial Options and Additional Options awarded prior to the date of such termination, if any, shall vest immediately upon such termination and all options which had vested prior to such termination shall continue to be exercisable in accordance with the Option Plan, provided that all Initial Options and Additional Options, if any, theretofore awarded to Employee shall, unless exercised, expire on the date that is 12 months after the date of such termination. Subject to the specific provisions of the preceding sentence, the terms and conditions of the Option Plan shall control as to all matters relating to the Options. If the Company exercises its Termination Rights, Employee shall have no obligation to mitigate; it being expressly agreed that if Employee receives employment income from a third party after such termination and on or before the Expiration Date, such employment income shall not be set off against any payments to be made to Employee by the Company in connection with its exercise of its Termination Rights.

         (h) Immediately upon any termination of Employee's employment hereunder or of this Agreement (whether or not pursuant to this Section 4), Employee shall return to the Company all property of the Company heretofore provided to Employee by the Company, or otherwise in the custody, possession or control of Employee (including, without limitation, the "Confidential Materials" described in Paragraph 6(b) of Exhibit A attached hereto). Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement or of Employee's employment for any reason whatsoever shall in any manner operate to terminate, limit or otherwise affect the Company's ownership of any of the rights, properties or privileges granted to the Company hereunder.

         (i) Except in the event that Employee's employment shall be terminated "for cause" in accordance with Section 4(d), for a period of three months following termination of Employee's employment, Employee shall be entitled, without cost, to the exclusive use of an office at either 711 Fifth Avenue or 550 Madison Avenue (the location to be at the discretion of the Company), as well as access to secretarial, receptionist and telephone services.

     5.  STANDARD TERMS.  Attached as Exhibit A hereto and deemed a part hereof
         ---------------
are the Company's Standard Terms and Conditions of Employment Agreement, all of which terms are binding on the parties hereto and incorporated herein. For convenience, provisions of this Agreement shall be referred to as "Sections" and provisions of the Standard Terms shall be referred to as "Paragraphs". In the case of any conflict between the terms of this Agreement and the terms of Exhibit A hereto, the terms of this Agreement shall govern.

     6.  SUPERSEDING AGREEMENT.   The Company and Employee agree that this
         ----------------------
Agreement shall not be effective unless and until the Combination shall have been consummated. If the effective date of the Combination shall not have occurred on or before December 31, 1998, this Agreement shall terminate and be of no further force and effect. Upon the effective date of the Combination, this Agreement, including Exhibit A hereto, shall constitute the full and entire understanding of the parties hereto with respect to the subject matter hereof and, upon the effective date of the Combination, shall supersede any prior agreements with respect thereto, including, without limitation, the Current Employment Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed on their behalf as of the date first above written.




                                /s/ Lawrence J. Ruisi
                                --------------------------------
                                       LAWRENCE J. RUISI


LTM HOLDINGS INC.


By:         /s/ Howard Stringer
     ----------------------------------

                                   EXHIBIT A
                                   ---------


             STANDARD TERMS AND CONDITIONS OF EMPLOYMENT AGREEMENT
             -----------------------------------------------------

     1.  DEFINITIONS.  All capitalized terms used herein shall have the meanings
         ------------
ascribed to them in the Agreement attached hereto. The following words, terms and phrases (and variations thereof) used herein shall have the following meanings:

          (a) An "Affiliate", of a party means a Person which, directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or control with, such party.

          (b) "Intellectual Property" means any and all intellectual, artistic, literary, dramatic or musical rights, works or other materials of any kind or nature (whether or not entitled to protection under applicable copyright laws, or reduced to or embodied in any medium or tangible form), including without limitation all copyrights, patents, trademarks, service marks, trade secrets, contract rights, titles, characters, plots, themes, dialogue, stories, scripts, treatments, outlines, submissions, ideas, concepts, packages, compositions, artwork and logos, and all audio, visual or audio-visual works of every kind and in every stage of development, production and completion, and all rights to distribute, advertise, promote, exhibit or otherwise exploit any of the foregoing by any means, media or processes now known or hereafter devised.

          (c) "Media Business" means all Persons engaging in any of the following: (i) the creation, production, distribution, exhibition or other exploitation of theatrical motion pictures, television programs, sound recordings or other visual, audio or audio-visual works or recordings of any kind; (ii) television (including pay, free, over-the-air, cable and satellite) or radio broadcasting; (iii) book, newspaper or periodical publishing; (iv) music publishing; (v) "merchandising" (as that term is generally understood in the entertainment industry); or (vi) advertising.

          (d) "Person" means any individual, corporation, trust, estate, partnership, joint venture, company, association, league, group, governmental agency or other entity of any kind or nature.

     2.  COMPENSATION.
         ------------

          (a) Employee's salary shall be payable in equal installments (not less frequently than monthly) in accordance with the Company's customary payroll practices. No additional compensation shall be payable to Employee by reason of the number of hours worked or by reason of any hours worked on Saturdays, Sundays, holidays or otherwise. All compensation payable to Employee hereunder (whether in the form of salary, benefits or otherwise) shall be subject to all applicable laws, statutes, governmental regulations or orders, the terms of all applicable Employee Benefit Plans and the terms of all agreements between or binding upon the Company and Employee requiring the deduction or withholding of any amounts from such payments, and the Company shall have the right to make such deductions and withholdings in accordance with the Company's interpretation thereof in the Company's sole judgment.

          (b) Subject to Section 4 of the Agreement, Employee shall be eligible to participate in fringe benefits, if any, maintained by the Company for employees generally on the same basis as comparable employees of the Company.

          (c) Subject to the requirements of Employee's position and corporate office, Employee shall be entitled to annual vacations in accordance with the Company's vacation policy in effect from time to time.

          (d) The Company recognizes that, in connection with Employee's performance of Employee's duties and obligations hereunder, Employee will incur certain ordinary and necessary expenses of a business character. The Company shall pay Employee for such business expenses on the presentation of itemized statements of such expenses, provided their extent and nature are approved in accordance with the policies and procedures of the Company.

     3.  RIGHT TO INSURE.  The Company shall have the right to secure, in its
         ----------------
own name or otherwise and at its own expense, life, health, accident or other insurance covering or otherwise insuring Employee, and Employee shall have no right, title or interest in or to any such insurance or any of the proceeds or benefits thereof. Employee shall fully assist and cooperate with the Company in procuring any such insurance, including without limitation by submitting to such examinations, and by signing such applications and other instruments, as may reasonably be required by any insurance carrier to which application is made by the Company for any such insurance.

     4.  EMPLOYMENT EXCLUSIVE.  Employee shall not perform services for any
         ---------------------
Person other than the Company during the Employment Period without the prior written consent of the Company and will not during the Employment Period engage in any activity which would interfere with the performance of Employee's services hereunder, or become financially interested in or associated with, directly or indirectly, any Media Business.

     5.  INTEREST IN OTHER CORPORATIONS.  Notwithstanding anything to the
         -------------------------------
contrary contained in Paragraph 4 hereof, Employee may own up to one percent (1%) of any class of any Person's outstanding securities which are listed on any national securities exchange, registered under Section 12(g) of the Securities Exchange Act of 1934 or otherwise publicly traded, provided that the holdings of Employee of any such security of a Media Business or any Person which does business with the Company or its Affiliates do not represent more than 10% of the aggregate of Employee's investment portfolio at any time.

     6.  OWNERSHIP OF PROCEEDS OF EMPLOYMENT; CONFIDENTIALITY OF INFORMATION,
         --------------------------------------------------------------------
ETC.
----

          (a) The Company shall be the sole and exclusive owner throughout the universe in perpetuity of all of the results and proceeds of Employee's services, work and labor during the Employment Period in connection with Employee's employment by the Company, including without limitation all Intellectual Property which Employee may develop, create, write or otherwise produce during the Employment Period, free and clear of any and all claims, liens or encumbrances. All results and proceeds of Employee's services, work and labor during the Employment Period shall be deemed to be works-made-for-hire for the Company within the meaning of the copyright laws of the United States and the Company shall be deemed to be the sole author thereof in all territories and for all purposes.

          (b) All information, documents, notes, memoranda and Intellectual Property of any kind received, compiled, produced or otherwise made available to Employee during or in connection with Employee's employment by the Company relating in any way to the business of the Company or of any of its Affiliates and which has not been made available or confirmed to the public by the Company ("Confidential Materials") shall be the sole and exclusive property of the Company and shall in perpetuity (both during and after Employee's employment by the Company) be maintained in utmost confidence by Employee and held by Employee in trust for the benefit of the Company. Employee shall not during the Employment Period or at any time thereafter directly or indirectly release or disclose to any other Person any Confidential Materials, except with the prior written consent of the Company and in furtherance of the Company's business or as required by law.

          (c) Employee shall not (without the Company's consent), directly or indirectly, at any time during the Employment Period or until Employee's earlier termination (and, in the case of clause (i) below, for a period of twelve (12) months thereafter), nor shall Employee during such time period authorize or assist any other Person to, solicit, entice, persuade or induce any Person to do any of the following:

                (i) Terminate or refrain from extending or renewing (on the same or different terms) such Person's employment by, or contractual or business relationship with, the Company or any of its Affiliates; or

                (ii) Become employed by, enter into contractual relationships with, or make, create, produce or distribute any motion picture, television program or other Intellectual Property, or otherwise engage in any Media Business, for any Person other than the Company or its Affiliates (this clause
(ii) shall not apply if the Company has exercised its Termination Rights pursuant to Section 4(g) of the Agreement).

          (d) The Company shall have the right to use the Employee's name, approved biography (such approval not to be unreasonably withheld), and likeness in connection with its business, including in advertising its products and services, and may grant this right to others, but not for use as an endorsement.

     7.  WARRANTIES AND COVENANTS.  Employee warrants, represents and covenants
         -------------------------
to the Company as follows:

          (a) Employee is free to enter into this Agreement and to perform the services contemplated hereunder.

          (b) Employee is not currently (and will not, to the best knowledge and ability of Employee, at any time during the Employment Period be) subject to any agreement, understanding, obligation, claim, litigation, condition or disability which could adversely affect Employee's performance of any of Employee's obligations hereunder or the Company's complete ownership and enjoyment of all of the rights, powers and privileges granted to the Company hereunder.

          (c) No Intellectual Property written, composed, created or submitted by Employee at any time during Employee's employment by the Company shall, to the best of Employee's knowledge, violate the rights of privacy or publicity, constitute a libel or slander or infringe upon the copyright, literary, personal, private, civil, property or other rights of any Person.

     8.  EMPLOYMENT AFTER TERM.  Employee's employment by the Company may be
         ----------------------
continued beyond the Expiration Date by the express consent of both parties (which consent each party shall have the right to grant or withhold in its sole and absolute discretion). In the event of any such continuation of Employee's employment by the Company beyond the Expiration Date, the relationship between the Company and Employee shall be that of employment-at-will which may be terminated by either the Company or Employee at any time upon ten (10) days' written notice, with or without cause, for any reason or for no reason, and without liability of any nature. Employee's employment by the Company, if any, after the Expiration Date shall be governed by all of the terms and conditions of this Agreement not inconsistent with the at-will nature of such employment.

     9.  IMMIGRATION.  In accordance with the Immigration Reform and Control Act
         ------------
of 1986 and the regulations adopted thereunder (8 CFR, Parts 109 and 274a), the obligations of the Company under this Agreement are subject to and conditioned upon Employee verifying and delivering to the Company, within three (3) business days of Employee's first date of employment, the Form I-9 prescribed by the Immigration and Naturalization Service, and presenting to the officer of the Company designated therefor the original documentation required under such regulations to establish (i) the identity of Employee and (ii) that Employee is lawfully authorized to work in the United States. If Employee is unable to provide the documents required within the aforesaid three (3) business-day period, Employee must (i) present to such designated officer within said three
(3) business days a receipt for the application for the documents prescribed and
(ii) the original documents required within twenty-one (21) days of Employee's first date of employment. If Employee fails to verify and deliver the Form I-9 and present the required original documents within the stated time period, this Agreement and Employee's employment hereunder shall cease and terminate as if this Agreement had never been entered into and neither party shall have any further right, duty or obligation to the other under this Agreement.

     10.  EQUITABLE RELIEF.  Employee acknowledges that the services to be
          -----------------
rendered by Employee under this Agreement, and the rights and privileges granted by Employee to the Company hereunder, are of a special, unique, extraordinary and intellectual character which gives them a peculiar and special value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and a breach by Employee of any of the provisions hereof will cause the Company great and irreparable injury. Employee acknowledges that the Company shall, therefore, be entitled, in addition to any other remedies which it may have under this Agreement or at law, to receive injunctive and other equitable relief (including without limitation specific performance) to enforce any of the rights and privileges of the Company or any of the covenants or obligations of Employee hereunder. Nothing contained herein, and no exercise by the Company of any right or remedy, shall be construed as a waiver by the Company of any other rights or remedies which the Company may have. In the event that any court or tribunal shall at any time hereafter hold any covenants or restrictions contained in this Agreement to be unenforceable or unreasonable as to the scope, territory or period of time specified therein, such court shall have the power, and is specifically requested by Employee and the Company, to declare or determine the scope, territory or period of time which it deems to be reasonable or enforceable and to enforce the restrictions contained therein to such extent.

     11.  GOVERNING LAW.  The substantive laws (as distinguished from the choice
          --------------
of law rules) of the State of New York shall govern (i) the validity and interpretation of this Agreement, (ii) the performance by the parties hereto of their respective duties and obligations hereunder and (iii) all other causes of action (whether sounding in contract or in tort) arising out of or relating in any fashion to Employee's employment by the Company or the termination of such employment.

     12.  NOTICES.  All notices, requests, demands or other communications in
          --------
connection with this Agreement shall be in writing and shall be deemed to have bean duly given if delivered in person, by telegram, by telecopier to the applicable telecopier number listed below, or by United States mail, postage prepaid, certified or registered, with return receipt requested, or otherwise actually delivered:

     If to Employee, to him at the address listed on page 1 of this Agreement.

     If to the Company, to it at:

     711 Fifth Avenue
     New York, NY  10022
     Attention:  General Counsel

or such other addresses as Employee or the Company shall have designated by written notice to the other party hereto. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered (or, in the case of telecopier, on the date actually sent by telecopier) or upon the expiration of three (3) days after the date mailed, as the case may be.

     13.  SERVICE AS EXPERT WITNESS.  Employee acknowledges that during the
          --------------------------
Employment Period Employee will have access to confidential and proprietary information concerning the Company, including, without limitation, access to various proprietary and confidential contracts and financial data. Employee agrees that Employee shall not at any time either during or after the term of this Agreement serve as an "expert witness" or in any similar capacity in any litigation or other proceeding to which the Company or any of its Affiliates or subsidiaries is a party without the prior written consent of the Company or such affiliate or subsidiary, as the case may be.

     14.  MISCELLANEOUS.
          --------------

          (a) This Agreement and the exhibits hereto contain a complete statement of all of the arrangements between the parties with respect to Employee's employment by the Company, supersede all existing agreements between them concerning Employee's employment and cannot be changed or terminated orally. No provision of this Agreement shall be interpreted against any party because that party or its legal representative drafted the provision. There are no warranties, representations or covenants, oral or written, express or implied, except as expressly set forth herein. Employee acknowledges that Employee does not rely and has not relied upon any representation or statement made by the Company or any of its representatives relating to the subject matter of this Agreement except as set forth herein.

          (b) If any provision of this Agreement or any portion thereof is declared by any court of competent jurisdiction to be invalid, illegal or incapable of being enforced, the remainder of such provision, and all of the remaining provisions of this Agreement, shall continue in full force and effect and no provision shall be deemed dependent on any other provision unless so expressed herein.

          (c) The failure of a party to insist on strict adherence to any term of this Agreement shall not be considered a waiver of, or deprive that party of the right thereafter to insist on strict adherence to, that term or any other term of this Agreement.

          (d) The headings in this Agreement (including the exhibits hereto) are solely for convenience of reference and shall not affect its interpretation.

          (e) The relationship between Employee and the Company is exclusively that of employer and employee, and the Company's obligations to Employee hereunder are exclusively contractual in nature.

          (f) Employee shall, at the request of the Company, execute and deliver to the Company all such documents as the Company may from time to time deem necessary or desirable to evidence, protect, enforce or defend its right, title and interest in or to any Confidential Materials, Intellectual Property or other items described in Paragraph 6 hereof. If Employee shall fail or refuse to execute or deliver to the Company any such document upon request, the Company shall have, and is granted, the power and authority to execute the same in

Employee's name, as Employee's attorney-in-fact, which power is coupled with an interest and irrevocable.

          (g) The Company may assign this Agreement, Employee's services hereunder or any of the Company's interests herein (i) to any Person which is a party to a merger or consolidation with the Company, (ii) to any Affiliate of the Company or (iii) to any Person acquiring substantially all of the assets of the Company or the unit of the Company for which Employee is rendering services; and, provided that any such assignee assumes the Company's obligations under this Agreement, the Company shall thereupon be relieved of any and all liability hereunder. Employee shall not have the right to assign this Agreement or to delegate any duties imposed upon Employee under this Agreement without the written consent of the Company, and any such purported assignment or delegation shall be void ab initio.
              ---------